Exhibit 21.1

List of Subsidiaries

Name of Subsidiary	Country of Incorporation	Ownership Interest (Direct or Indirect)
Avago Semiconductor Technology (Shanghai) Limited	China	100%
Avago Technologies Canada Corporation	Canada	100%
Avago Technologies ECBU IP (Singapore) Pte. Ltd.	Singapore	100%
Avago Technologies Enterprise Holding (Labuan) Corporation	Labuan	100%
Avago Technologies Enterprise IP (Singapore) Pte. Ltd.	Singapore	100%
Avago Technoloiges Fiber GmbH	Germany	100%
Avago Technologies Fiber Holding (Labuan) Corporation	Labuan	100%
Avago Technologies Fiber IP (Singapore) Pte. Ltd.	Singapore	100%
Avago Technologies Finance Pte. Ltd.	Singapore	100%
Avago Technologies Finance S.à.r.l.	Luxembourg	100%
Avago Technologies Finland Oy	Finland	100%
Avago Technologies France SAS	France	100%
Avago Technologies General Hungary Vagyonkezelo Kft	Hungary	100%
Avago Technologies General IP (Singapore) Pte. Ltd.	Singapore	100%
Avago Technologies GmbH	Germany	100%
Avago Technologies Holding Pte. Ltd.	Singapore	100%
Avago Technologies Holdings B.V.	Netherlands	100%
Avago Technologies (Hong Kong) Limited	Hong Kong	100%
Avago Technologies Imaging Holding (Labuan) Corporation	Labuan	100%
Avago Technologies International Sales Pte. Limited	Singapore	100%
Avago Technologies Italy S.r.l.	Italy	100%
Avago Technologies Japan, Ltd.	Japan	100%
Avago Technologies Korea Co. Ltd.	Korea	99%
Avago Technologies (Malaysia) Sdn. Bhd.	Malaysia	100%
Avago Technologies Manufacturing (Singapore) Pte. Ltd.	Singapore	100%
Avago Technologies Mexico, S. de R.L. de C.V.	Mexico	100%
Avago Technologies Spain SA	Spain	100%
Avago Technologies Storage Holding (Labuan) Corporation	Labuan	100%
Avago Technologies Sweden AB	Sweden	100%
Avago Technologies Trading Ltd	Mauritius	100%
Avago Technologies U.K. Limited	England	100%
Avago Technologies U.S. Inc.	Delaware (U.S.A.)	100%
Avago Technologies U.S. R&D Inc.	Delaware (U.S.A.)	100%
Avago Technologies Wireless (U.S.A.) Inc.	Delaware (U.S.A.)	100%
Avago Technologies Wireless (U.S.A.) Manufacturing Inc.	Delaware (U.S.A.)	100%
Avago Technologies Wireless Holding (Labuan) Corporation	Labuan	100%
Avago Technologies Wireless Holdings B.V.	Netherlands	100%
Avago Technologies Wireless Hungary Vagyonkezelo Kft	Hungary	100%
Avago Technologies Wireless IP (Singapore) Pte. Ltd.	Singapore	100%
Eltra Automation LLC	North Carolina (U.S.A.)	100%
Eltra Sensing Technology (Shanghai) Co. Ltd.	China	100%
Eltra Slovakia, spol. S.r.o.	Slovakia	100%
Eltra S.p.A.	Italy	100%
Orisil Technology Inc.	Cayman Islands	100%
Orisil Technology (Shanghai) Incorporated	China	100%